Exhibit 10.3

FIRST AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

JUSTICE FARMS – SOUTH CAROLINA, NORTH CAROLINA, AND VIRGINIA

THIS FIRST AMENDMENT TO THE REAL ESTATE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 24, 2015 by and among James C. Justice Companies, Inc., Justice Farms of North Carolina, LLC and Alabama Carbon, LLC, with principal offices at 302 S Jefferson Street, Roanoke, VA 24011, and James C. Justice III, an individual (also known as Jay Justice) (collectively, the “Seller”), on the one hand, and Farmland Partners Inc., a Maryland corporation (the “REIT”), Farmland Partners Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and FPI Colorado LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership or their assigns (“Buyer” and, together with the REIT and the Operating Partnership, the “Buyer Parties), on the other hand.

W I T N E S S E T H:

WHEREAS, the Seller, other than James C. Justice III, and the Buyer Parties entered into the Real Estate Purchase Agreement, dated March 24, 2015, a copy of which is attached hereto as Exhibit A (the “Agreement”), related to the Buyer’s purchase of approximately 15,042 acres, of which approximately 13,586 are tillable, in (i) Beaufort County, Currituck County, Pamlico County, Pasquotank County, and Perquimans County, all of which are in North Carolina, (ii) Marlboro County, South Carolina and (iii) Chesapeake, Virginia, which farms are described in Exhibit A to the Agreement (the “Real Estate”); and

WHEREAS, the Seller and the Buyer Parties desire to amend the Agreement to make James C. Justice a party to the agreement as a seller and to amend certain other provisions as set forth herein.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

1.	DEFINED TERMS. Capitalized terms not otherwise defined in this Amendment shall have the same meaning or meanings given to such terms in the Agreement.
2.

ADDITIONAL SELLER.  From and after the date hereof, the term “Seller” in the Agreement shall include James C. Justice III.  By execution of this Amendment, James C. Justice III (a) agrees to be bound by all of the terms and conditions of the Agreement, as amended by this Amendment, and (b) as a Seller, affirmatively makes each of the representations, warranties, covenants and stipulations set forth in Section 11 of the Agreement.

3.

INSPECTION PERIOD.  In order to allow continuation of due diligence on various matters, including but not limited to total and tillable acreage, Section 5 of the Agreement hereby is amended to delete “thirty (30) days” and to insert “forty-five (45) days” in lieu thereof.

4.	TILLABLE ACRES. The term “Real Estate” shall include 13,586 tillable acres, rather than 13,921 tillable acres.
5.	OP UNITS. Section 2(c) of the Agreement hereby is amended to delete “2,157,573” and to insert “1,993,709” in lieu thereof.

6.	COLLAR. Section 21(d) of the Agreement hereby is amended to replace each reference to “$11.36” with “$12.50” and each reference to “$10.36” with “$9.00.”
7.

ASSIGNMENT TO AFFILIATE.  FPI Colorado LLC hereby assigns all of its rights and obligations under the Agreement, as amended by this Amendment, to FPI Carolinas LLC, a Delaware limited liability company and a wholly subsidiary of the Operating Partnership.  From and after the date hereof, the term “Buyer” in the Agreement shall refer to and mean FPI Carolinas LLC.  FPI Carolinas LLC hereby assumes the rights and obligations of Buyer under the Agreement, as amended by this Amendment.  Seller acknowledges such assignment and shall treat FPI Carolinas LLC as the Buyer under the Agreement.

8.

Counterparts.  This Amendment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission.

9.

Agreement Remains in Effect.  Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

President and Chief Executive Officer
BUYER: FPI Colorado LLC By: /s/ Paul A. Pittman . Name: Paul A. Pittman Its:President and Chief Executive Officer	SELLER: James C. Justice Companies, Inc. By: /s/ James C. Justice . Name: James C. Justice Its:
REIT: Farmland Partners Inc. By: /s/ Paul A. Pittman . Name: Paul A. Pittman Its:President and Chief Executive Officer	SELLER: Justice Farms of North Carolina, LLC By: /s/ James C. Justice . Name: James C. Justice Its:
OPERATING PARTNERSHIP: Farmland Partners Operating Partnership, LP By: /s/ Paul A. Pittman . Name: Paul A. Pittman Its:President and Chief Executive Officer	SELLER: Alabama Carbon, LLC By: /s/ James C. Justice . Name: James C. Justice Its:
SELLER: James C. Justice III By: /s/ James C. Justice .

FPI Carolinas LLC joins in execution of this Amendment to acknowledge and agree to the provision of Section 7 hereof.

FPI CAROLINAS LLC

By: /s/ Paul A. Pittman                         .

Names:    Paul A. Pittman

Its:President and Chief Executive Officer